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                           ARTICLES OF INCORPORATION
                                       OF
                            PACE MOTOR SPORTS, INC.

      I, the undersigned, a natural person over the age of twenty-one (21) years, a citizen of the State of Texas and acting as the incorporator of a corporation (the "Corporation") under the Texas Business Corporation Act (the "Act") do hereby adopt the following Articles of Incorporation for the
Corporation:

                                   ARTICLE I.

                                      Name

         The name of the Corporation is PACE MOTOR SPORTS, INC.

                                  ARTICLE II.

                                    Duration

         The period of its duration is perpetual.

                                  ARTICLE III.

                              Purposes and Powers

         Section 1. Purposes: This Corporation shall be authorized to engage in any lawful purpose or purposes, including, but not limited to the following, to-wit:

         (A) To engage in any and all business that a corporation may engage in under the Act;

         (B) To engage in the business of buying, selling, trading, manufacturing, dealing in and dealing with goods, wares, and merchandising of every kind and nature, and to carry on such business as wholesalers, retailers, importers, and exporters, any one or more of them, and to purchase and sell all such merchandise, supplies, materials and other articles as shall be necessary or incidental to such business;

         (C) To engage in the business of operating warehouses, stores, sales agencies and other facilities for the storage and distribution of goods, wares, merchandise and commodities;

         (D) To engage in the business of purchasing, exchanging, leasing, renting, hiring or otherwise holding, owning, managing, operating, exchanging, selling and conveying, either alone or in conjunction with others, personal property of every kind and character and description.

         Section 2 Powers: The Corporation shall have the following powers:

         (A) To purchase, receive, lease, own, occupy, rent, operate, hold, use, develop, mortgage, pledge, sell, convey and dispose of, in any manner, personal property of every type and description used or useful in or convenient to the business of the Corporation;


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         (B) To acquire, construct or cause to be constructed, lease, rent, own, operate, convey, mortgage, pledge, hypothecate and dispose of real property, land, buildings, plants, trucks, machinery, facilities, appliances, supplies, and other equipment and property of all types used or useful in connection with or convenient with respect to the business of the Corporation;

         (C) To enter into, make, perform and carry out contracts of every kind, and for any lawful purpose pertaining to the business or any property of the Corporation, or in any manner incidental thereto, as principal, agent or otherwise with any person, firm, association, corporation, partnership, governmental agency or political subdivision;

         (D) To mortgage by Deed of Trust or pledge, hypothecate or otherwise create liens upon any part or all of the property of the Corporation, real, personal or mixed;

         (E) To act as the agent or representative of any firm, person, partnership, association or corporation, so long as such acts are in furtherance of the stated purposes of the Corporation;

         (F) To conduct and carry on any of the purposes herein enumerated for its own account or jointly with other persons, firms or corporations or as agent or broker of or for any person, firm or corporation, and for such compensation payable in cash or property, as it shall from time to time determine;

         (G) To acquire by purchase, subscription or otherwise, and to use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds or any other obligations or securities of any person, company, co-partnership, corporation or corporations or other entity, to merge or consolidate with any corporation, in such manner as may be permitted by law; to aid in any manner any corporation whose stocks or other obligations are held by the Corporation, or in which this Corporation is in any way interested; and while the owner of any such stocks and privileges of such ownership, to exercise any and all voting powers thereon;

         (H) To have one or more offices to carry on all or any of its operations and business;

         (I) To do everything necessary, advisable, proper or convenient for the accomplishment of any of the purposes herein set forth; and, in general, to carry on any lawful business necessary or incidental to the attainment of the purposes of the Corporation, whether such business is similar or dissimilar in nature to the objects and powers hereinabove set forth;

         (J) To carry out the purposes hereinabove set forth in any state, territory, district or possession of the United States or in any foreign country, to the extent that such purposes are not forbidden by the law of such state, territory, district, or possession of the United States, or by the law of such foreign country; and

         (K) The Corporation may purchase, directly or indirectly, its own shares of stock without shareholder approval to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.

         Section 3. Statutory Powers: Subject to any limitations or restrictions imposed by the Act or any other law, or by these Articles of Incorporation, and solely in furtherance of, but not in addition to, the purposes set forth in Section 1 of this Article, the Corporation shall have and exercise all of the powers specified in the Act or in any other applicable laws of the State of Texas.

         Section 4. Limiting Clauses: Nothing in these Articles shall be construed as authorizing the Corporation to transact any business in the State of Texas prohibited by any law of the State of Texas, or to engage in any activity in the State of Texas which lawfully cannot be engaged in without first obtaining a license under the laws of Texas, and such license cannot be lawfully granted to a corporation, or the Corporation. Nor shall this Article be construed to authorize the Corporation to transact business in any combination with the businesses listed in Article 2.01 Sections


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B(3)(a) or B(3)(b) of the Act. Further, nothing in the Article shall be deemed to authorize any action in violation of the Anti-Trust Laws of Texas or any of the provisions of Part Four of The Texas Miscellaneous Corporation Laws Act.

                                  ARTICLE IV.

                               Authorized Shares

         The aggregate number of shares that the Corporation shall have authority to issue is One Million (1,000,000) shares of One Cent ($0.01) par value per share.

                                   ARTICLE V.

                             Initial Consideration
                             For Issuance of Shares

         The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received, which sum is not less than One Thousand Dollars ($1,000.00).

                                  ARTICLE VI.

                           Initial Registered Office
                                   and Agent

         Section 1. Registered Office: The post office address of the initial registered office of the Corporation is 1415 Post Oak Park Drive, Houston, Texas 77027.

         Section 2. Registered Agent: The name of its initial registered agent at such address is Clarence Mayer.

                                  ARTICLE VII.

                                   Directors

         The number of Directors constituting the initial Board of Directors is one (1) and the name and address of the person who is to serve as director until the first meeting of the shareholders, or until his successor is elected and qualified is:


         Name                                 Address
         ----                                 -------

         Alan Becker                          4543 Post Oak Place Drive
                                              Suite 200
                                              Houston, Texas 77027





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                                 ARTICLE VIII.

                                  Incorporator

        The name and address of the incorporator of the Corporation is:


         Name                                 Address
         ----                                 -------

         Mary Galligan                        Lapin, Totz, & Meyer
                                              Suite 2090
                                              Houston, Texas 77027


                                  ARTICLE IX.

                                Cumulative Vote

         The right for any shareholder to cumulate his votes in any election of a director is hereby expressly denied.

                                   ARTICLE X.

                               Pre-Emptive Rights

         The shareholders of the Corporation shall not have preemptive rights to acquire any unissued or treasury shares, capital stock or other securities of the Corporation.

                                  ARTICLE XI.

                       Directors' or Officers' Indemnity

         Every director or officer of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any claim or pro ceeding to which he may be made a party, or in which he may become involved, by reason of his being or having been a director or officer of the Corporation, or any settlement rector or officer thereof, whether or not he is a director or officer at the time such expenses are incurred to the maximum extent permitted by the Act.

                                  ARTICLE XII.

                                  Amend Bylaws

         Except as may otherwise be provided by the Bylaws, the Board of Directors of this Corporation is expressly authorized to alter, amend or repeal the Bylaws, or to adopt new Bylaws of this Corporation, without any action on the part of the shareholders; but the Bylaws made by the directors and the power so conferred may be altered or repealed by the shareholders.

         IN WITNESS WHEREOF, I have hereunto set my hand on this 10th day of July, 1986.

                                           /s/:Mary Galligan
                                           -----------------------------------
                                           MARY GALLIGAN
STATE OF TEXAS    :
                  :
COUNTY OF HARRIS  :

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         BEFORE ME, undersigned Notary Public, on this day personally appeared
MARY GALLIGAN, who being by me first duly sworn declared that she is the person who signed the foregoing instrument as incorporator, and that the statements therein contained are true.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this 10th day of July, 1986.


                                           /s/ Sharon Bowen
                                           -----------------------------------
                                           NOTARY PUBLIC in and for the
                                           STATE OF TEXAS

                                           Printed Name of Notary:


                                           /s/Sharon Bowen
                                           -----------------------------------
                                           My Commission Expires:


                                           /s/ February 25, 1989
                                           -----------------------------------


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                                    CONSENT

         The undersigned, being one of the officers and directors of Pace Management Corporation does hereby consent and agree that Pace Motor Sports, Inc. may use the name "Pace" in its corporate name.



                                           /s/ Allen Becker
                                           -----------------------------------
                                           Allen Becker
                                           Pace Management Corporation
                                           4543 Post Oak Place Drive
                                           Suite 200
                                           Houston, Texas 77027


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